As filed with the Securities and Exchange  Commission on December 6, 2012

Registration No.  333-170719

Registration No. 333-137679

Registration No. 333-133857

Registration No. 333-129983

Registration No. 333-126302

Registration No. 333-126192

Registration No. 333-120278

Registration No. 333-110821

Registration No. 333-100107

Registration No. 333-82624

Registration No. 333-70224

Registration No. 333-60882

Registration No. 333-43178

Registration No. 333-30044

Registration No. 333-86311

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-170719

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-137679

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-133857

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-129983

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-126302

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-126192

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-120278

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-110821

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-100107

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-82624

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-70224

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-60882

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-43178

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-30044

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-86311

UNDER

THE SECURITIES ACT OF 1933

DITECH NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-2935531
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3099 North First Street

San Jose, California 95134

(Address of principal executive offices)

DITECH NETWORKS, INC. 2006 EQUITY INCENTIVE PLAN

DITECH COMMUNICATIONS CORPORATION 2005 NEW RECRUIT STOCK PLAN

DITECH COMMUNICATIONS CORPORATION 2005 NEW RECRUIT STOCK OPTION PLAN

JASOMI NETWORKS, INC. 2001 STOCK PLAN

DITECH COMMUNICATIONS CORPORATION 2000 NON-QUALIFIED STOCK PLAN

DITECH COMMUNICATIONS CORPORATION 1999 NON-OFFICER EQUITY INCENTIVE PLAN

DITECH COMMUNICATIONS CORPORATION 1999 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

DITECH COMMUNICATIONS CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN

DITECH COMMUNICATIONS CORPORATION 1998 STOCK OPTION PLAN

DITECH COMMUNICATIONS CORPORATION 1997 STOCK OPTION PLAN

ATMOSPHERE NETWORKS, INC. 1997 STOCK PLAN

(Full Titles of Plans)

Thomas L. Beaudoin

President and Treasurer

One Wayside Road

Burlington, MA 01803

(781) 565-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert Sanchez

Daniel Peale

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1700 K Street NW

Washington, DC 20006

(202) 973-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements of Ditech Networks, Inc. (“Ditech”) on Form S-8, as amended (collectively, the “Registration Statements”):

1.              Registration Statement No. 333-86311, registering 433,637 shares of common stock, par value $.001 per share (“Common Stock”), of Ditech Communications Corporation (Ditech’s previous name, “DCC”) under the DCC 1997 Stock Option Plan, 871,830 shares of Common Stock under the DCC 1998 Stock Option Plan, 100,000 shares of Common Stock under the DCC 1999 Non-Employee Directors’ Stock Option Plan and 133,333 shares of Common Stock under the DCC 1999 Employee Stock Purchase Plan, effective September 1, 1999, as previously filed with the Securities and Exchange Commission (“SEC”) on September 1, 1999;

2.              Registration Statement No. 333-30044, registering 500,000 shares of Common Stock under the DCC 1999 Non-Officer Equity Incentive Plan, effective February 10, 2000, as previously filed with the SEC on February 10, 2000;

3.              Registration Statement No. 333-43178, registering 122,236 shares of Common Stock under the Atmosphere Networks, Inc. 1997 Stock Plan and 350,000 shares of Common Stock under an individual stock option grant outside of a plan, effective August 7, 2000, as previously filed with the SEC on August 7, 2000;

4.              Registration Statement No. 333-60882, registering 1,000,000 shares of Common Stock under the DCC 1998 Stock Option Plan, as amended, 100,000 shares of Common Stock under the DCC 1999 Non-Employee Directors’ Stock Option Plan, as amended, 150,000 shares of Common Stock under the DCC 1999 Employee Stock Purchase Plan, as amended, and 2,500,000 shares of Common Stock under the DCC 2000 Non-Qualified Stock Plan, as amended, effective May 14, 2001, as previously filed with the SEC on May 14, 2001;

5.              Registration Statement No. 333-70224, registering 400,000 shares of Common Stock under the DCC 1999 Employee Stock Purchase Plan, as amended, and 500,000 shares of Common Stock under the DCC 2000 Non-Qualified Stock Plan, as amended, effective September 26, 2001, as previously filed with the SEC on September 26, 2001;

6.              Registration Statement No. 333-82624, registering 1,000,000 shares of Common Stock under the DCC 2000 Non-Qualified Stock Plan, as amended, effective February 12, 2002, as previously filed with the SEC on February 12, 2002;

7.              Registration Statement No. 333-100107, registering 1,000,000 shares of Common Stock under the DCC 1998 Stock Option Plan, as amended, 300,000 shares of Common Stock under the DCC 1999 Employee Stock Purchase Plan, as amended, 100,000 shares of Common Stock under the DCC 1999 Non-Employee Directors’ Stock Option Plan, as amended, and 1,000,000 shares of Common Stock under the DCC 2000 Non-Qualified Stock Plan, as amended, effective September 26, 2002, as previously filed with the SEC on September 26, 2002;

8.              Registration Statement No. 333-110821, registering 300,000 shares of Common Stock under the DCC 1999 Employee Stock Purchase Plan, as amended, and 250,000 shares of Common Stock under the DCC 1999 Non-Employee Directors’ Stock Option Plan, as amended, effective November 26, 2003, as previously filed with the SEC on November 26, 2003;

9.              Registration Statement No. 333-120278, registering 1,000,000 shares of Common Stock and 1,000,000 rights to purchase 1/1000 of a share of DCC Series A Junior Participating Preferred Stock, par value $.001 per share (“Preferred Share Purchase Rights”), under the DCC 1998 Stock Option Plan, as amended, effective November 8, 2004, as previously filed with the SEC on November 8, 2004;

10.       Registration Statement No. 333-126192, registering 500,000 shares of Common Stock and 500,000 Preferred Share Purchase Rights under the DCC 2005 New Recruit Stock Plan, effective June 28, 2005, as previously filed with the SEC on June 28, 2005;

11.       Registration Statement No. 333-126302, registering 191,111 shares of Common Stock and 191,111 Preferred Share Purchase Rights under the Jasomi Networks, Inc. 2001 Stock Plan, effective June 30, 2005, as previously filed with the SEC on June 30, 2005;

12.       Registration Statement No. 333-129983, registering 200,000 shares of Common Stock and 200,000 Preferred Share Purchase Rights under the DCC 2005 New Recruit Stock Option Plan, effective November 29, 2005, as previously filed with the SEC on November 29, 2005;

13.       Registration Statement No. 333-133857, registering 300,000 shares of Common Stock and 300,000 Preferred Share Purchase Rights under the DCC 2005 New Recruit Stock Option Plan, as amended, effective May 5, 2006, as previously filed with the SEC on May 5, 2006;

14.       Registration Statement No. 333-137679, registering 400,000 shares of Common Stock and 400,000 Preferred Share Purchase Right under the DCC 1999 Employee Stock Purchase Plan, as amended, and 2,000,000 shares of Common Stock and 2,000,000 Preferred Share Purchase Rights under the Ditech 2006 Equity Incentive Plan, as amended, effective September 29, 2006, as previously filed with the SEC on September 29, 2006;

15.       Registration Statement No. 333-170719, registering 200,000 shares of Common Stock and 200,000 Preferred Share Purchase Rights under the DCC 1999 Employee Stock Purchase Plan, as amended, effective November 19, 2010, as previously filed with the SEC on November 19, 2010.

On September 17, 2012, Nuance Communications, Inc., a Delaware corporation (“Nuance”), Diamond Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Nuance (“Purchaser”), and Ditech entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the terms of the Merger Agreement, Purchaser merged with and into Ditech, with Ditech continuing as the surviving corporation and a wholly owned subsidiary of Nuance (the “Merger”).  The Merger became effective on December 4, 2012.

The offerings contemplated by the Registration Statements have been terminated.  In accordance with an undertaking made by Ditech in Part II of each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offering, Ditech hereby removes from registration all Shares registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Massachusetts, on December 6, 2012

DITECH NETWORKS, INC.

By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin
President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas L. Beaudoin	President and Treasurer and Director (principal executive officer, principal financial officer and principal accounting officer)	December 6, 2012
Thomas L. Beaudoin

/s/ Todd DuChene	Secretary and Director	December 6, 2012
Todd DuChene